Exhibit 21
                                                                  ----------



                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------

Belair Real Estate Corporation                              Delaware

Belport Realty Corporation                                  Delaware*

Argosy Realty Corporation                                   Delaware

Bel Residential Properties Trust                            Maryland




* Subsequent to December 31, 2000, the Fund disposed of its interest in Belport Realty Corporation.